UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2018

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 5, 2018, the Board of Directors (the "Board") of Cardinal Health, Inc. (the "Company") elected J. Michael Losh to the Board, effective immediately, to serve until the 2019 annual meeting of shareholders and until his successor is elected and qualified. The Board also appointed Mr. Losh to serve as chair of the Audit Committee. Mr. Losh is the retired Chief Financial Officer of General Motors Corporation and serves on the boards of directors of several other leading public companies. He previously served on the Company's Board (from 1996 through the spin-off of CareFusion Corporation in 2009) and as the Company's interim Chief Financial Officer (from July 2004 through May 2005).
Mr. Losh will participate in the non-management director compensation arrangements described in the Company's proxy statement for its 2018 annual meeting of shareholders. Following the Board’s recently-approved change to these compensation arrangements to provide directors elected between annual meetings of shareholders a prorated initial grant of restricted share units (“RSUs”), Mr. Losh also will receive a prorated initial grant of $161,465 of RSUs, reflecting his dates of service. The Board has determined that Mr. Losh is independent under the standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines and is an “audit committee financial expert” for purposes of the Securities and Exchange Commission rules.
Item 7.01.     Regulation FD Disclosure.

The Company issued a news release on December 7, 2018 announcing the election of Mr. Losh to the Board, which is being furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

99.1	News release issued by the Company on December 7, 2018 and furnished with this Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: December 7, 2018	By:	/s/ Jessica L. Mayer
Name: Jessica L. Mayer
Title: Executive Vice President, Deputy General Counsel and Corporate Secretary

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